UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/15/2008

Brooke Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-25679

KS	48-1187574
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8500 College Boulevard
Overland Park, KS 66210
(Address of principal executive offices, including zip code)

913-266-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Officer: Effective August 15, 2008, Brooke Capital Corporation, a Kansas corporation (the "Company") (AMEX:BCP), appointed Nicholas S. Rhodes as Executive Vice President of its National Support Center located in Phillipsburg, Kansas. His primary responsibilities include oversight of brand development, facility operations and serving as a member of the Company's lease committee.

Mr. Rhodes first joined the Company in 2003 and most recently served as manager of its Advertising Center. In addition to his present position he is a current vice president and past director of Brooke Investments, Inc., a wholly owned subsidiary of the Company and a past vice president of Brooke Franchise Corporation, a former wholly owned subsidiary of Brooke Corporation, the Company's parent. Brooke Franchise Company merged with the Company on November 15, 2007. Mr. Rhodes is a native of Kansas, and received his bachelor's degree in marketing and business administration from Kansas State University. There is no contract of employment between Mr. Rhodes and the Company. Nicholas Rhodes is the son-in-law of the Company's Chief Executive Officer, Robert D. Orr.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Capital Corporation

Date: August 21, 2008	By:	/s/ Kyle Garst
Kyle Garst
President